EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

The wholly-owned subsidiaries of Kreisler Manufacturing Corporation are Kreisler Industrial Corporation, a New Jersey corporation and Kreisler Polska, Sp. z o.o., a Polish limited liability corporation.

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